News Release
Document Security Systems, Inc. Robin Pedace Document Security Systems, Inc. 202.885.5536 robin@documentsecurity.com	Investor contact: Bryan Kobel Hayden Communications, Inc. 646.383.7621 bryan@haydenir.com	Media contact: Kim Waver Dixon Schwabl Advertising 585.899.3273 kim@dixonschwabl.com

For Immediate Release

Document Security Systems Reports Second
Quarter 2007 Financial Results

•	Revenue increases 10%

•	Gross profit increases 22%

•	Gross profit margin increased to 50%

ROCHESTER, NY, August 9, 2007 — Document Security Systems, Inc. (AMEX: DMC; "DSS"), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, today reported results for the second quarter and six-month period ended June 30, 2007.

Revenue from continuing operations for the quarter was $1.3 million, up 10% compared to the $1.2 million reported for the comparable quarter of 2006. Gross profit from continuing operations for the second quarter increased 22% to $653,000 compared with $536,000 in 2006. Gross profit margin increased to 50% compared with 46% in the second quarter of 2006.

Mr. Patrick White, Chairman and CEO of DSS, commented, “I am happy to report that we continue to see growth in opportunities and demand for our product lines. During the second quarter, growth in revenue from continuing operations was 10% over the second quarter 2006. Based on our pipeline and the anticipated national release of our new “AuthentiGuard® On-Demand TM” product suite together with our Premier Partner, The Ergonomic Group, we continue to expect that we will see positive results and revenue generation from these sources during 2007 that will help us reach our goal of a positive earnings period during the remainder of 2007 and beyond.”

He continued, “We do acknowledge that our second quarter growth in revenue was below our expectations as several of our premier partner’s revenue projects were delayed. In addition, we spent significant time and effort on the continued European Central Bank patent litigation. During the second quarter, DSS defended its European patent’s validity at trial in France, filed an appeal against the English Court decision and made several filings in the ongoing proceedings in other jurisdictions. I note that our victory in the Germany validity lawsuit will ensure that we have a valid patent, regardless of the results of the validity cases in other European courts. In spite of these issues we were able to build significant long-term relationships with several new and very large clients, partners, and integrators that we believe will be the source of significant revenue for our company over the long-term.”

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Document Security Systems Reports Second Quarter 2007 Results
August 9, 2007

SECOND QUARTER HIGHLIGHTS

•
Collaborated with The Ergonomic Group for the September 2007 roll-out of the “AuthentiGuard® On-DemandTM” product suite including the development of www.authenticate-360.com, a comprehensive resource for information and solutions for anti-counterfeiting, brand protection and a myriad of other related topics;

•
Announced an initial pilot agreement with Graphic Packaging International (NYSE: GPK) for the use of DSS’ AuthentiGuard® PhantomTM in consumer packaging to enhance brand impact and to provide counterfeiting protection;

•	Established and trained DSS Germany sales office to capitalize on interest generated by victory in German intellectual property court;
•	Initiated move of Document Security Systems’ plastic printing division, P3, into a 25,000 square foot secure facility to significantly expand its production capabilities;
•	Established an agreement with a new Premier Partner to offer comprehensive technology solutions in Mexico;
•	Expanded our South East Asia partner relationship to support greater sales outreach and broaden customer relationships;
•	Completed Patent Invalidity trial in France - decision expected in September, 2007;
•	Due to procedural errors, the European Central Bank abandoned its patent invalidity suit in Luxembourg. It should be noted that the ECB has the option of re-filing this suit at a later time; and
•	Filed an appeal against the English Court’s decision.

OPERATING RESULTS

Operating expenses for continuing operations for the second quarter were $2.4 million compared with $1.7 million in 2006, an increase of 36%. The increase in operating expenses includes an increase of approximately $165,000 in amortization of intangible assets associated with the Company’s patent and intangible asset portfolio, and an increase of approximately $156,000 or 74%, for sales and marketing expenses as compared to the second quarter of 2006.

The second quarter 2007 Adjusted EBITDA was a loss of $951,000, or $(0.07) per basic and diluted share, compared with a loss of $635,000, or $(0.05) per basic and diluted share, for the comparable period in 2006, an increase of 50%. (See Reconciliation of GAAP to Non-GAAP Financial Measures table).

In the second quarter of 2007, the net loss was $1.7 million, or $(0.12) per basic and diluted share compared with a net loss of $1.2 million or $(0.09) per basic and diluted share for the second quarter of 2006.

Year-to-date, the Company reported revenue from continuing operations of $2.9 million, a 56% increase compared to revenue from continuing operations of $1.9 million for the first six months of 2006. Driving the growth was significant increases in licensing revenue and early sales from DSS' new On-Demand digital solutions product suite. Year to date gross profit from continuing operations was $1.6 million, an increase of 103.0% compared to gross profit of $0.8 million for the first half of last year. Gross profit margin increased to 56% compared with 43% in the first half of 2006. Operating expenses for continuing operations for the period were $4.6 million compared with $3.0 million in 2006, an increase of 55%, including a 135% increase in sales and marketing expenses, including the expansion of the Company’s direct sales force, and a 20% increase in research and development expenses as the Company continues to focus on innovation. The Adjusted EBITDA for the first half of 2007 was a loss of $1.5 million, or $(0.11) per basic and diluted share, compared with a loss of $1.3, or $(0.10) per basic and diluted share, for the comparable period in 2006, an increase of 9%. (See Reconciliation of GAAP to Non-GAAP Financial Measures table). For the first half of 2007, the net loss was $2.9 million, or $(0.21) per basic and diluted share, compared with a net loss of $2.2 million or $(0.17) per basic and diluted share, for the first six months of 2006.

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Document Security Systems Reports Second Quarter 2007 Results
August 9, 2007

EARLY THIRD QUARTER HIGHLIGHTS AND OUTLOOK

•	Aggressive bidding on projects with worldwide Premier Partners including Mexico, Southeast Asia, and the Dominican Republic;
•	Expansion of the Indra relationship incorporating On-DemandTM to issuance of Passports and Visas;
•	Growth in card sales for P3 as well as with Premier Partners IDI, Assa Abloy HID and UK-based Bristol distributors;
•	AuthentiGuard® On-DemandTM partnership and website launch scheduled for September 18, 2007;
•	Washington, DC focus on sales and partnerships with core integrators such as Raytheon (NYSE:RTN) and SAIC (NYSE:SAI); and
•	Expansion of direct sales force with new hires focused on key verticals and account management and growth.

TELECONFERENCE

The Company invites you to second quarter earnings teleconference and webcast will occur on Thursday, August 9, 2007 at 4:30 p.m. Eastern Time. To access the call you may dial, toll free 1-866-225-8754 and toll/international 1-480-293-1744.

It is recommended that you dial in approximately 10 to 15 minutes prior to the scheduled start time. Alternatively, you may listen to a live webcast of the call on the Company’s website: www.documentsecurity.com.

A replay of the call will be available until August 16, 2007 at midnight Eastern Time by dialing, toll free 1-800-406-7325, and toll/international 1-303-590-3030 and typing in the pin number 3765065. The archive will be made available on the DSS website for approximately 60 days.

About Document Security Systems, Inc.
A rapidly growing security technology Company, Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The Company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

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Document Security Systems Reports Second Quarter 2007 Results
August 9, 2007

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

TABLES FOLLOW.

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Document Security Systems Reports Second Quarter 2007 Results
August 9, 2007

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Revenue
Security printing	$826,734	$970,572	$1,818,382	$1,462,655
Royalties	294,157	60,081	592,953	96,695
Digital solutions	11,969	-	174,771	-
Legal products	161,663	145,028	337,345	315,086
Total Revenue	1,294,523	1,175,681	2,923,451	1,874,436

Costs of revenue
Security printing	547,575	562,548	1,055,538	889,854
Digital solutions	3,507	-	37,014	-
Legal products	90,593	76,791	193,767	179,508
Total costs of revenue	641,675	639,339	1,286,319	1,069,362

Gross profit	652,848	536,342	1,637,132	805,074

Operating expenses:
Selling, general and administrative	1,811,586	1,370,558	3,608,732	2,311,953
Research and development	108,889	96,282	203,297	168,884
Amortization of intangibles	433,090	268,275	778,729	488,275
Operating expenses	2,353,565	1,735,115	4,590,758	2,969,112

Operating loss	(1,700,717)	(1,198,773)	(2,953,626)	(2,164,038)

Other income (expense):
Interest income	34,179	17,242	74,987	44,138
Gain/(loss) on foreign currency adjustments	(945)	-	(4,291)	-
Interest expense	(1,296)	(5,381)	(2,449)	(10,844)
Loss before income taxes and discontinued operations	(1,668,779)	(1,186,912)	(2,885,379)	(2,130,744)

Income taxes	4,738	-	9,476	-

Loss from continuing operations	(1,673,517)	(1,186,912)	(2,894,855)	(2,130,744)
Loss from discontinued operations	26,821	19,625	15,426	70,355
Net loss	$(1,700,338)	$(1,206,537)	$(2,910,281)	$(2,201,099)

Net loss per share -basic and diluted:
Continuing operations	(0.12)	(0.09)	(0.21)	(0.17)
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net Loss	(0.12)	(0.09)	(0.21)	(0.17)

Weighted average common shares outstanding, basic and diluted	13,625,408	12,850,491	13,605,327	12,824,935

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Document Security Systems Reports Second Quarter 2007 Results
August 9, 2007

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$3,251,094	$5,802,615
Accounts receivable, net of allowance of $39,000 ($74,000 -2006)	693,797	618,622
Inventory	301,159	239,416
Prepaid expenses and other current assets	397,152	224,782
Assets held for sale	38,000	-

Total current assets	4,681,202	6,885,435

Fixed assets, net	578,919	637,732
Other assets	146,935	156,734
Goodwill	1,396,734	1,396,734
Other intangible assets, net	6,773,529	5,389,564

Total Assets	$13,577,319	$14,466,199

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,595,559	$1,283,503
Accrued expenses & other current liabilities	540,007	877,261
Deferred revenue	677,827	564,439
Current portion of capital lease obligations	31,336	34,814

Total current liabilities	2,844,729	2,760,017

Long-term capital lease obligations	35,780	50,417

Long-term deferred revenue	189,188	466,875

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 13,676,030 shares issued and outstanding (13,544,724 in 2006)	273,521	270,894
Additional paid-in capital	30,371,801	28,145,793
Accumulated deficit	(20,137,700)	(17,227,797)
Total stockholders' equity	10,507,622	11,188,890
Total Liabilities and Stockholders' Equity	$13,577,319	$14,466,199

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Document Security Systems Reports Second Quarter 2007 Results
August 9, 2007

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Six Months Ended June 30,

	2007	2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(2,910,281)	$(2,201,099)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization expense	870,247	607,410
Stock based compensation	633,040	280,450
(Increase) decrease in assets:
Accounts receivable	(75,175)	(362,012)
Inventory	(61,743)	(57,600)
Prepaid expenses and other assets	(238,656)	(8,385)
Increase (decrease) in liabilities:
Accounts payable	360,023	293,126
Accrued expenses	(49,754)	(69,096)
Deferred revenue	(164,299)	-

Net cash used by operating activities	(1,636,598)	(1,517,206)

Cash flows from investing activities:
Purchase of fixed assets	(70,705)	(69,887)
Acquisition	-	(1,301,670)
Purchase of other intangible assets	(661,709)	(77,841)

Net cash used by investing activities	(732,414)	(1,449,398)

Cash flows from financing activities:
Repayment of long-term debt	-	(25,075)
Repayment of capital lease obligations	(18,115)	(16,333)
Payment of stock issuance costs	(519,619)	-
Issuance of common stock, net	355,225	757,770

Net cash (used by) provided by financing activities	(182,509)	716,362

Net increase (decrease) in cash and cash equivalents	(2,551,521)	(2,250,242)
Cash and cash equivalents beginning of period	5,802,615	3,953,482
Cash and cash equivalents end of period	$3,251,094	$1,703,240

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Document Security Systems Reports Second Quarter 2007 Results
August 9, 2007

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
		% change vs. 3		% change vs. 6
		months ended June		months ended June
		$30, 2006		$30, 2006
Net Loss	$(1,700,000)	41%	$(2,910,000)	32%

Add back:

Depreciation	47,000	-25%	91,000	-24%
Amortization of Intangibles	433,000	62%	779,000	60%
Stock based payments	297,000	17%	633,000	126%
Interest Income	(34,000)	100%	(75,000)	70%
Interest Expense	1,000	-80%	2,000	-82%
Income Taxes	5,000		9,000

Adjusted EBITDA	(951,000)	50%	(1,471,000)	9%

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